Exhibit 10.16

Execution Version

FIRST AMENDMENT TO

MASTER TRANSACTION AGREEMENT

                This First Amendment (this “Amendment”), dated as of April 6, 2007 (the “Amendment Effective Date”), is by and among MxEnergy Inc., a Delaware corporation (“Counterparty”), MxEnergy Holdings Inc. and certain Subsidiaries thereof (collectively, the “Guarantors”), and Société Générale, as Hedge Provider.

PRELIMINARY STATEMENTS

                A.            Reference is made to the Master Transaction Agreement dated as of August 1, 2006 (as amended to date, the “Agreement”) among the Counterparty, the Guarantors and the Hedge Provider.  Unless otherwise expressly provided herein, capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Agreement.

                B.            The Counterparty has requested that the Hedge Provider amend the Agreement as hereinafter provided; and

                C.            The Hedge Provider is willing to amend the Agreement on the terms and conditions set forth herein.

                NOW THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

AGREEMENT

Section 1.               Amendments to Agreement.

(a)           Amendment to Section 1.01.  The definition of “Credit Agreement” in Section 1.01 of the Agreement is hereby amended by adding the following clause immediately prior to the end of such definition:

“as amended by the First Amendment, dated as of April 6, 2007, by and among the Borrowers, Guarantors and the Lenders party thereto.”

(b)           Amendment to Section 5.06.  Section 5.06(h) of the Agreement is hereby amended by inserting a new clause (ii) and re-numbering the existing clause (ii) as clause (iii):

(ii)  on the last day of each fiscal quarter, a certificate from a Responsible Officer of the Counterparty certifying a description of any revisions or updates to the schedules to the Risk Management Policy or, if there have been no such revisions or updates, certifying that there have not been any such revisions or updates.

(c)           Amendment to Section 6.01.  Section 6.01 of the Agreement is hereby amended in its entirety as follows:

Credit Agreement Negative and Financial Covenants.  Take or fail to take any action which causes a violation of any of the negative covenants or financial covenants set forth in Article VI of the Credit Agreement, each as in effect on the Closing Date (or, with respect to Sections 6.05, 6.17, 6.18 and 6.20 of the Credit Agreement, as in effect on April 6, 2007), each such negative covenant and financial covenant, and all defined terms set forth in the Credit Agreement and referenced therein in their respective entireties (in each case as in effect on the Closing Date or, with respect to the definition of “Consolidated Tangible Net Worth” and Sections 6.05, 6.17, 6.18 and 6.20 of the Credit Agreement, as in effect on April 6, 2007), being hereby incorporated herein by reference as if fully set forth herein (all such negative covenants, financial covenants and related defined terms being collectively referred to herein as the “First Lien Negative Covenants”).

Section 2.               Conditions to Effectiveness.  This Amendment shall be effective as of the Amendment Effective Date when the Hedge Provider shall have received confirmation of each of the following in form and substance satisfactory to the Hedge Provider:

(a)           counterparts of this Amendment, duly executed and delivered by the Counterparty and the Guarantors;

(b)           counterparts of the First Amendment to the Credit Agreement, duly executed and delivered by Transaction Parties, the Administrative Agent and the Majority Lenders;

(c)           a certificate of Secretary or other officer of each Transaction Party certifying the name and title of the officer of such Transaction Party that is authorized to execute this Amendment and that none of the organizational documents of such Transaction Party have been changed since the Closing Date; and

(d)           evidence that the Counterparty has paid all other costs, accrued and unpaid fees and expenses to the extent due and payable to the Hedge Provider as of the Amendment Effective Date pursuant to the Agreement and any fee letter executed by the Hedge Provider.

Section 3.               Representations and Warranties.  Each Transaction Party jointly and severally hereby represents and warrants that, as of the Amendment Effective Date:

(a)           all representations and warranties of such Transaction Party contained in the Agreement and any other Transaction Document are true and correct in all material respects with the same effect as if such representations and warranties had been made on the Amendment Effective Date (it being understood and agreed that any representation which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date); and

(b)           no Specified Event has occurred and is continuing.

Section 4.               Consent of Guarantors; Confirmation of Guarantees.  Each Guarantor hereby consents to this Amendment and hereby confirms and agrees that notwithstanding the effectiveness of this Amendment, the Guarantee contained in Article VIII of the Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

Section 5.               Governing Law.  This Amendment shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York without regard to conflict of laws principles.

Section 6.               Entire Agreement.  This Amendment, the Agreement and the other Transaction Documents constitute the entire agreement and understanding among the parties and supersede all prior agreements and understandings, whether written or oral, among the parties hereto concerning the transactions provided herein and therein.

Section 7.               Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be as effective as delivery of a manually executed counterpart of this Amendment.

Section 8.               Headings.  The headings set forth in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Section 9.               Severability.  In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the Amendment Effective Date.

COUNTERPARTY:

MXENERGY INC.

By:	/s/ Chaitu Parikh
Chaitu Parikh
Vice President and CFO

GUARANTORS:

MXENERGY ELECTRIC INC.
MXENERGY HOLDINGS INC.
ONLINE CHOICE INC.
MXENERGY GAS CAPITAL HOLDINGS CORP.
MXENERGY ELECTRIC CAPITAL HOLDINGS CORP.
MXENERGY GAS CAPITAL CORP.
MXENERGY ELECTRIC CAPITAL CORP.
TOTAL GAS & ELECTRIC INC.
TOTAL GAS & ELECTRICITY (PA) INC.
MXENERGY CAPITAL HOLDINGS CORP.
MXENERGY CAPITAL CORP.
MXENERGY SERVICES INC.
INFOMETER.COM INC.

By:	/s/ Chaitu Parikh
Chaitu Parikh
Vice President and CFO

HEDGE PROVIDER:

SOCIÉTÉ GÉNÉRALE

By:	/s/ Francois-Xavier Saint-Macary
Name:	Francois-Xavier Saint-Macary
Title:	Managing Director, Global Head of Commodities Trading

By:
Name:
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